Exhibit 10.4
THE J. M. SMUCKER COMPANY
PERFORMANCE UNITS AGREEMENT

WHEREAS, ___________ (the “Grantee”) is an employee of The J. M. Smucker Company, an Ohio corporation (the “Company”), or one of its Subsidiaries; and
WHEREAS, the execution of an agreement in the form hereof (this “Agreement”) has been authorized by a resolution of the Executive Compensation Committee (the “Committee”) of the Board, pursuant to The J. M. Smucker Company 2020 Equity and Incentive Compensation Plan (the “Plan”), as of _____________ (the “Date of Grant”);
NOW, THEREFORE, the Company hereby grants to the Grantee the opportunity to earn up to ___________ Performance Units at the Target Level (as set forth in Exhibit A) and up to a Maximum Level of 200% of the Target Level (as set forth in Exhibit A) (such total amount of Performance Units, the “Performance Units”), effective as of the Date of Grant, subject to the terms and conditions of the Plan and the following additional terms, conditions, limitations and restrictions.
ARTICLE I
DEFINITIONS

All terms used herein with initial capital letters and not otherwise defined herein that are defined in the Plan shall have the meanings assigned to them in the Plan.
“Disability” means the occurrence of either of the following: (i) the Grantee becoming unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months or (ii) the Grantee is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under the Company’s accident and health plan for employees of the Company.
ARTICLE II
CERTAIN TERMS OF THE PERFORMANCE UNITS

1.Grant of the Performance Units. The Performance Units (and Dividend Equivalents, as described further in Article II, Section 5 below) covered by this Agreement are granted to the Grantee effective on the Date of Grant and are subject to and granted upon the terms, conditions and restrictions set forth in this Agreement and in the Plan. The Performance Units and Dividend Equivalents shall become vested in accordance with Article II, Section 3 hereof. Each Performance Unit shall represent the right to receive one
DEPTS.00106

Common Share (or cash equal to the Market Value per Share) when the Performance Unit vests and shall at all times be equal in value to one hypothetical Common Share (or the Market Value per Share if settled in cash). The Performance Units and Dividend Equivalents shall be credited to the Grantee in an account established for the Grantee until payment in accordance with Article II, Section 4 hereof.
2.Restrictions on Transfer of the Performance Units. Neither the Performance Units granted hereby (and any applicable Dividend Equivalents), nor any interest therein or in the Common Shares related thereto, shall be transferable prior to payment other than by will or pursuant to the laws of descent and distribution (or to a designated beneficiary in the event of the Grantee’s death).
3.Vesting of the Performance Units and Dividend Equivalents.
( a)Subject to the terms of this Agreement and the Grantee’s compliance with the provisions set forth in the Restrictive Covenant Agreement attached hereto as Exhibit B (the “Restrictive Covenant Agreement”), the Performance Units (and corresponding Dividend Equivalents) shall become vested on the Determination Date (as defined in Exhibit A attached hereto) so long as (i) the Grantee shall have remained in the continuous service of the Company or a Subsidiary (“Continuous Service”) through the Determination Date and (ii) such Performance Units are “Vesting Eligible Units” in accordance with the terms set forth on Exhibit A. Any Performance Units (and corresponding Dividend Equivalents) not vested shall be forfeited, except as provided in Article II, Sections 3(b), 3(c), 3(d), and 3(e) below. The Performance Units (and corresponding Dividend Equivalents) may also be forfeited in the event the Committee determines the Grantee has engaged in Detrimental Activity as such term is defined in the Plan.
( b)Notwithstanding the provisions of Article II, Section 3(a), if the Grantee leaves the employ of the Company or a Subsidiary following the first anniversary of the beginning of the Performance Period (as defined in Exhibit A) under circumstances determined by the Committee to be for the convenience of the Company (a “Termination Event”), then the Grantee shall vest in such number of the Performance Units which become “Vesting Eligible Units” (based on actual performance) multiplied by a fraction, the numerator of which is (x) the number of months from the beginning of the Performance Period through the Termination Event (rounded up to the nearest whole month), and the denominator of which is (y) 36, in each case such vesting to occur on the Determination Date.
( c)Notwithstanding the provisions of Article II, Section 3(a), if the Grantee dies or Grantee’s Continuous Service is terminated by the Company or a Subsidiary for Disability (each, a “Qualifying Event”), then the Grantee shall vest in such number of Performance Units determined by multiplying the Target Units (as set forth in Exhibit A) by a fraction, the numerator of which is (x) the number of months from the beginning of the Performance Period through the Qualifying Event (rounded up to the nearest whole month), and the denominator of which is

(y) 36, in each case such vesting to occur on the date of Grantee’s death or termination for Disability, as applicable.
( d)Notwithstanding the provisions of Article II, Section 3(a), if a Change in Control occurs, then the Grantee shall vest in all of the Performance Units at the Target Level with such vesting to occur upon the consummation of the Change in Control.
( e)Notwithstanding the provisions of Article II, Section 3(a), if the Grantee’s Continuous Service ends as a result of a retirement when the Grantee is age 60 or older with at least ten years of service with the Company or its Subsidiaries (a “Retirement”), then the Grantee shall vest in the total number of the Performance Units which become “Vesting Eligible Units” (based on actual performance) if such Retirement occurs after the first anniversary of the beginning of the Performance Period, with such vesting to occur on the Determination Date.
4.Settlement of the Performance Units and Dividend Equivalents.
( a)The Company shall issue to the Grantee the Common Shares underlying the vested Performance Units (and corresponding Dividend Equivalents) or, in the Committee’s discretion, shall pay the Grantee cash equal to the Market Value per Share of each Common Share underlying the vested Performance Units (and corresponding Dividend Equivalents), as soon as practicable, but not later than 10 days, after the earliest to occur of (i) the Determination Date, (ii) the date of Grantee’s death or termination for Disability, (iii) the occurrence of a Change in Control as set forth in Article II, Section 3(d), or (iv) March 5th of the year following the end of the Performance Period set forth in Exhibit A; provided that to the extent that the Grantee is subject to payment of U.S. tax at the time of such issuance, then to the extent required to avoid accelerated taxation and/or tax penalties under Section 409A of the Code, such issuance shall only be made if, to the extent applicable, the Change in Control qualifies as a “change in the ownership of the corporation,” a “change in effective control of the corporation,” or a “change in the ownership of a substantial portion of the assets of the corporation,” in each case within the meaning of Section 409A of the Code.
( b)Except to the extent permitted by the Company and the Plan, no Common Shares may be issued, and no cash may be paid with respect to the Performance Units (and any corresponding Dividend Equivalents), to the Grantee at a time earlier than otherwise expressly provided in this Agreement.
( c)The Company’s obligations to the Grantee with respect to the Performance Units (and any corresponding Dividend Equivalents) shall be satisfied in full upon the issuance of the Common Shares or the payment of cash equal to the Market Value per Share for each Common Share corresponding to such Performance Units; provided that any corresponding Dividend Equivalents shall be solely settled in cash.

5.Dividend, Voting and Other Rights.
( a)The Grantee shall have no rights of ownership in the Performance Units, except for a right to Dividend Equivalents as provided in Article II, Section 5(b) below, and shall have no right to vote the Performance Units until any date on which the Performance Units are settled in Common Shares pursuant to Article II, Section 4 above.
(b)    The Performance Units granted hereunder are hereby granted in tandem with corresponding dividend equivalents with respect to each Common Share underlying the Performance Units granted hereunder (each, a “Dividend Equivalent”), which Dividend Equivalent shall remain outstanding from the Date of Grant until the earlier of the settlement or forfeiture of the Performance Unit to which it corresponds. No Dividend Equivalent shall be paid to the Grantee prior to the settlement of the Performance Units. Rather, such Dividend Equivalent payments shall accrue and be notionally credited to the Grantee’s Performance Unit account and paid out in cash when the underlying Performance Unit is settled in the form of additional Common Shares or cash, as described in Article II, Section 4 above.
(c)     The obligations of the Company under this Agreement shall be merely that of an unfunded and unsecured promise of the Company to deliver Common Shares or cash in the future, and the rights of the Grantee shall be no greater than that of an unsecured general creditor. No assets of the Company shall be held or set aside as security for the obligations of the Company under this Agreement.
ARTICLE III
GENERAL PROVISIONS

6.Compliance with Law. The Company shall make reasonable efforts to comply with all applicable federal, state, and foreign securities laws; provided, however, notwithstanding any other provision of this Agreement, the Company shall not be obligated to issue any Common Shares pursuant to this Agreement if the issuance thereof would result in a violation of any such law.
7.Compliance with Section 409A of the Code. The parties intend for this Agreement to either comply with, or be exempt from, Section 409A of the Code, to the extent applicable, and all provisions of this Agreement shall be interpreted and applied accordingly. Reference to Section 409A of the Code shall also include any proposed, temporary, or final regulations, or any other guidance, promulgated with respect to such Section by the U.S. Department of the Treasury or the Internal Revenue Service.

8.Withholding Taxes. To the extent that the Company or any Subsidiary is required to withhold federal, state, local, or foreign taxes in connection with the Performance Units, any applicable Dividend Equivalents, the payment of cash, or the issuance of Common Shares pursuant to this Agreement, and the amounts available to the Company or such Subsidiary for such withholding are insufficient, it shall be a condition to the issuance of such Common Shares that the Grantee make arrangements satisfactory to the Company for payment of the balance of such taxes required to be withheld. The Grantee hereby elects to satisfy this withholding obligation by having withheld, from the Common Shares otherwise deliverable to the Grantee, Common Shares having a value equal to the minimum amount of taxes required to be withheld. The Common Shares so retained shall be credited against such withholding requirement at the Market Value per Share on the date of such retention. The Company may, at the request of the Grantee, withhold Common Shares for payment of taxes in excess of the minimum amount of taxes required to be withheld; provided, however, that in no event shall the Company withhold Common Shares for payment of taxes in excess of the maximum statutory individual tax rate in the jurisdiction(s) applicable to the Grantee.
9.Continuous Service. For purposes of this Agreement, the Continuous Service of the Grantee with the Company or a Subsidiary shall not be deemed to have been interrupted, and the Grantee shall not be deemed to have ceased to be an employee of the Company or Subsidiary, by reason of the (a) transfer of his or her employment among the Company and its Subsidiaries or (b) a leave of absence approved by a duly constituted officer of the Company or a Subsidiary.
10.Right to Terminate Employment. No provision of this Agreement shall limit in any way whatsoever any right that the Company or a Subsidiary may otherwise have to terminate the employment of the Grantee at any time. Nothing herein shall be deemed to create a contract or a right to employment with respect to the Grantee.
11.Relation to Other Benefits. Any economic or other benefit to the Grantee under this Agreement or the Plan shall not be taken into account in determining any benefits to which the Grantee may be entitled under any profit-sharing, retirement, or other benefit or compensation plan maintained by the Company or a Subsidiary and shall not affect the amount of any life insurance coverage available to any beneficiary under any life insurance plan covering employees of the Company or a Subsidiary.
12.Amendments. Any amendment to the Plan shall be deemed to be an amendment to this Agreement to the extent that the amendment is applicable hereto; provided, however, that no amendment shall impair the rights of the Grantee under this Agreement without the Grantee’s consent; further provided, however, that the Grantee’s consent shall not be required to an amendment that is deemed necessary by the Company to ensure compliance with (or exemption from) Section 409A of the Code or the Dodd-Frank Wall Street Reform and Consumer Protection Act or any regulations promulgated thereunder.
13.Severability. In the event that one or more of the provisions of this Agreement shall be invalidated for any reason by a court of competent jurisdiction, any provision so invalidated shall be deemed to be separable from the other provisions hereof, and the remaining provisions hereof shall continue to be valid and fully enforceable.
14.Relation to Plan. This Agreement is subject to the terms and conditions of the Plan. In the event of any inconsistency between the provisions of this Agreement and the Plan, the Plan shall govern. The Committee acting pursuant to the Plan, as constituted from time to time, shall, except as expressly provided otherwise herein, have the right to determine any questions which arise in connection with the grant of the Performance Units (and any corresponding Dividend Equivalents).
15.Nature of Grant. The Grantee agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature, and it may be modified, amended, suspended, or terminated by the Company at any time; (b) the grant of the Performance Units is voluntary and occasional and does not create any contractual or other right to receive future grants of performance units, or benefits in substitution of performance units, even if performance units have been granted repeatedly in the past; (c) all decisions with respect to future performance unit grants shall be at the sole discretion of the Company; (d) participation in the Plan is voluntary; (e) the Performance Units are not a part of normal or expected pay package for any purposes; (f) if the Grantee is a Covered Employee within the meaning of the Company’s Clawback of Incentive Compensation Policy (the “Policy”), he or she acknowledges and accepts the terms and conditions of the Policy as in effect on the Date of Grant; and (g) in consideration of the grant of the Performance Units, no claim or entitlement to compensation or damages shall be created by any forfeiture or other termination of the Performance Units or diminution in value of the Performance Units, and the Grantee releases the Company and its Subsidiaries from any such claim that may arise. If any such claim is found by a court of competent jurisdiction to have been created, then, by signing this Agreement, the Grantee shall be deemed irrevocably to have waived the Grantee’s entitlement to pursue such claim. References to the Performance Units in this Article II, Section 15 also refer, as applicable, to any corresponding Dividend Equivalents.
16.Restrictive Covenants. By executing this Agreement, the Grantee hereby agrees to the terms and conditions set forth in the Restrictive Covenant Agreement.
17.Electronic Delivery. The Company may, in its sole discretion, deliver any documents related to the Performance Units (and any corresponding Dividend Equivalents) and the Grantee’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or request the Grantee’s consent to participate in the Plan by electronic means. The Grantee consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.
18.Governing Law. This Agreement is made under, and shall be governed by and construed in accordance with the internal substantive laws of, the State of Ohio, without giving effect to the choice of law principles thereof.

19.Transfer Restrictions. The Performance Units shall be subject to the provisions of Section 16 of the Plan relating to the prohibition on the assignment or transfer of the rights granted hereunder.
20.Professional Advice. The acceptance of the Performance Units may have consequences under federal and state tax and securities laws that may vary depending upon the individual circumstances of the Grantee. Accordingly, the Grantee acknowledges that the Grantee has been advised to consult his or her personal legal and tax advisors in connection with this Agreement and the Performance Units.
21.Notices. Any notice hereunder by the Grantee shall be given to the Company in writing and such notice shall be deemed duly given only upon receipt thereof by the Corporate Secretary of the Company at the Company’s principal executive offices. Any notice hereunder by the Company shall be given to the Grantee in writing at the most recent address as the Grantee may have on file with the Company.
22.Data Privacy. The Grantee explicitly and unambiguously consents to the collection, use, and transfer, in electronic or other form, of the Grantee’s personal data as described in this Agreement by and among the Company and its Subsidiaries for the exclusive purpose of implementing, administering, and managing the Grantee’s participation in the Plan. The Grantee understands that the Company and its Subsidiaries hold (but only process or transfer to the extent required or permitted by local law) the following personal information about the Grantee: the Grantee’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any Common Shares or directorships held in the Company, details of all options or any other entitlement to Common Shares awarded, canceled, exercised, vested, unvested, or outstanding in the Grantee’s favor, for the purpose of implementing, administering, and managing the Plan (“Data”). The Grantee understands that Data may be transferred to third parties assisting in the implementation, administration, and management of the Plan, including [List administrator(s)], that these recipients may be located in the Grantee’s country or elsewhere, and that the recipient’s country may have different data privacy laws and protections than those that apply in the Grantee’s country. The Grantee understands that the Grantee may request a list with the names and addresses of any potential recipients of the Data by contacting the Grantee’s local human resources representative. The Grantee authorizes these recipients to receive, possess, use, retain, and transfer the Data, in electronic or other form, for the purposes of implementing, administering, and managing the Grantee’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Grantee may elect to deposit any shares acquired upon the vesting of the Performance Units (and any corresponding Dividend Equivalents). The Grantee understands that Data shall be held only as long as is necessary to implement, administer, and manage the Grantee’s participation in the Plan and in accordance with local law. The Grantee understands that the Grantee may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data, or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Grantee’s local human resources representative. The Grantee understands, however, that refusing or withdrawing the Grantee’s consent may affect the Grantee’s ability to participate in the Plan. For more information on the consequences of the Grantee’s refusal to consent or withdrawal of consent, the Grantee hereby understands that the Grantee may contact the Grantee’s local human resources representative.
23.Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
24.Binding Effect. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors, and assigns.
25.Entire Agreement. This Agreement, the Plan, and the Restrictive Covenant Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and thereof, merging any and all prior agreements.
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This Agreement is executed by the Company as of the ________ day of ___________.
THE J. M. SMUCKER COMPANY
By:    ____________________________________
Name:
Title:

The undersigned hereby acknowledges receipt of an executed original of this Agreement, together with a copy of the prospectus for the Plan, dated __________, summarizing key provisions of the Plan, and accepts the award of the Performance Units granted hereunder on the terms and conditions set forth herein and in the Plan.

Date: ______________________
    Grantee:

EXHIBIT A
Management Objectives

Performance Period	Performance Units	Earnings Per Share (“EPS”)	Return on Invested Capital (“ROIC”)
5/1/20__- 4/30/20__	Threshold Level: 50% of Target Level Target Level: _____ (“Target Units”) Maximum Level: 200% of Target Level	Threshold Level: _____ Target Level: _____ Maximum Level: _____	Threshold Level: _____ Target Level: _____ Maximum Level: _____

The Performance Units eligible to vest shall be determined 75% based upon the Company’s EPS and 25% based upon the Company’s ROIC. The total number of Performance Units eligible to vest in respect of the Performance Period shall be equal to the sum of (i) the number of EPS Qualified Shares plus (ii) the number of ROIC Qualified Shares (such number, the “Vesting Eligible Units”.) The Committee shall calculate the total number of Vesting Eligible Units no later than March 5th of the year following the end of the Performance Period (the date on which the Committee makes the actual determination, the “Determination Date”). In the event of a Change in Control, the Committee shall equitably adjust the EPS and ROIC metrics and shall calculate the performance through the date of the Change in Control. Notwithstanding the foregoing, if the EPS is below the Threshold Level set forth above for the Performance Period, then the number of Vesting Eligible Units shall be zero. In no event shall the number of Vesting Eligible Units exceed 200% of the Target Units.
“EPS Qualified Shares” means the product of (i) 75% multiplied by (ii) the Target Units multiplied by (iii):
(A) If the EPS is at the Threshold Level, then 50%.
(B) If the EPS is above the Threshold Level, then the percentage of the award is determined by mathematical interpolation: (i) for each increase of 1% from 90% of the Target Level to and including 95% of the Target Level, the percentage of the award increases by 7.5%; (ii) for each increase of 1% from 95% of the Target Level to and including 105% of the Target Level, the percentage of the award increases by 2.5%; (iii) for each increase of 1% from 105% of the Target Level to and including 110% of the Target Level, the percentage of the award increases by 5%; and (iv) for each increase of 1% above 110% of the Target Level but below the Maximum Level, the percentage of the award increases by 12.5%.
(C) If the EPS is at or above the Maximum Level, then 200%.
The determination of the EPS achievement shall be made by the Committee at the conclusion of the Performance Period and no later than the Determination Date, and shall be the non-GAAP adjusted earnings per share which are reported in the Company’s Annual Report for the fiscal year in which the Performance Period ends.
“ROIC Qualified Shares” means the product of (i) 25% multiplied by (ii) the Target Units multiplied by (iii):
(A) If the ROIC is at the Threshold Level, then 50%.
(B) If the ROIC is above the Threshold Level, then the percentage of the award is determined by mathematical interpolation: (i) for each increase of 1% from 90% of the Target Level to and including 95% of the Target Level, the percentage of the award increases by 7.5%; (ii) for each increase of 1% from 95% of the Target Level to and including 105% of the Target Level, the percentage of the award increases by 2.5%; (iii) for each increase of 1% from 105% of the Target Level to and including 110% of the Target Level, the percentage of the award increases by 5%; and (iv) for each increase of 1% above 110% of the Target Level but below the Maximum Level, the percentage of the award increases by 12.5%.
(C) If the ROIC is at or above the Maximum Level, then 200%.
The determination of the ROIC achievement shall be made by the Committee at the conclusion of the Performance Period and no later than the Determination Date.

EXHIBIT B

Restrictive Covenant Agreement

    As a condition to the Grantee’s receipt of the Performance Units (and any corresponding Dividend Equivalents) awarded to the Grantee under the terms of the Performance Units Agreement between the Grantee and The J. M. Smucker Company, an Ohio corporation (the “Company”), dated as of ________________ (the “Award Agreement”), the Grantee agrees to be subject to the terms and conditions of this Restrictive Covenant Agreement (this “Agreement”).

    1.     Definitions.

    All terms used herein with initial capital letters and not otherwise defined herein shall have the meanings assigned to them in the Award Agreement (including any definitions incorporated by reference to the Plan).

    “Affiliated Company” means any organization controlling, controlled by, or under common control with the Company.

    “Confidential Information” means the Company’s technical or business or personnel information not readily available to the public or generally known in the trade, including inventions, developments, trade secrets and other confidential information, knowledge, data and know-how of the Company or any Affiliated Company, whether or not they originated with the Grantee, or information which the Company or any Affiliated Company received from third parties under an obligation of confidentiality.

    “Conflicting Product” means any product, process, machine, or service of any person or organization, other than the Company or any Affiliated Company, in existence or under development (i) that resembles or competes with a product, process, machine, or service upon or with which the Grantee shall have worked during the two years prior to the Grantee’s termination of service with the Company or any Affiliated Company or (ii) with respect to which during that period of time the Grantee, as a result of his or her job performance and duties, shall have acquired knowledge of Confidential Information, and whose use or marketability could be enhanced by application to it of Confidential Information. For purposes of this section, it shall be conclusively presumed that the Grantee has knowledge of information to which he or she has been directly exposed through actual receipt or review of memoranda or documents containing such information or through actual attendance at meetings at which such information was discussed or disclosed.

    “Conflicting Organization” means any person or organization that is engaged in or about to become engaged in research on or development, production, marketing, or selling of a Conflicting Product.

    “Restricted Period” means the period beginning on the first date of the Performance Period and ending one year after the date the Performance Units are settled.

    2.     Right to Retain Common Shares Contingent on Protection of Confidential Information.

    The Grantee agrees that at all times, both during and after the term of the Grantee’s service with the Company or any Affiliated Company, to hold in the strictest confidence, and not to use (except for the benefit of the Company at the Company’s direction) or disclose (except for the benefit of the Company at the Company’s direction), regardless of when disclosed to the Grantee, any and all Confidential Information of the Company or any Affiliated Company. The Grantee understands that for purposes of this Section 2, Confidential Information further includes, but is not limited to, information pertaining to any aspect of the business of the Company or any Affiliated Company which is either information not known (or known as a result of a wrongful act of the Grantee or of others who were under confidentiality obligations as to the item or items involved) by actual or potential competitors of the Company or other third parties not under confidentiality obligations to the Company. If, during the Restricted Period, the Grantee discloses or uses, or threatens to disclose or use, any Confidential Information other than in the course of performing authorized services for the Company (or any Affiliated Company), the Performance Units (and any corresponding Dividend Equivalents), whether vested or not, shall be immediately forfeited and cancelled, and the Grantee shall immediately return to the Company the Common Shares received in connection with the settlement of the Performance Units (and any corresponding Dividend Equivalents) or the pre-tax income derived from any disposition of the Common Shares or the pre-tax cash amount received in connection with the settlement of the Performance Units (and any corresponding Dividend Equivalents).

    3.     No Interference with Customers or Suppliers.

    In order to forestall the disclosure or use of Confidential Information as well as to deter the Grantee’s intentional interference with the contractual relations of the Company or any Affiliated Company, the Grantee’s intentional interference with prospective economic advantage of the Company or any Affiliated Company and to promote fair competition, the Grantee agrees that the Grantee’s right to the Common Shares or cash upon settlement of the Performance Units (and any corresponding Dividend Equivalents) is contingent upon the Grantee refraining, during the Restricted Period, for himself or herself or any third party, directly or indirectly, from using Confidential Information to (i) divert or attempt to divert from the Company (or any Affiliated Company) any business of any kind in which it is engaged, or (ii) intentionally solicit its customers with which it has a contractual relationship as to Conflicting Products, or to interfere with the contractual relationship with any of its suppliers or customers (collectively, “Interfere”). If, during the Restricted Period, the Grantee breaches his or her obligation not to Interfere, the Grantee’s right to the Common Shares or cash upon settlement of the Performance Units (and any corresponding Dividend Equivalents) shall not have been earned and the Performance Units (and any corresponding Dividend Equivalents), whether vested or not, shall be immediately forfeited and cancelled, and the Grantee shall immediately return to the Company the Common Shares or the pre-tax income derived from any disposition of the Common Shares or the pre-tax cash amount received in connection with the settlement of the Performance Units (and any corresponding Dividend Equivalents). For avoidance of doubt, the term “Interfere” shall not include any advertisement of Conflicting Products through the use of media intended to reach a broad public audience (such as television, cable, or radio broadcasts, or newspapers or magazines) or the broad distribution of coupons through the use of direct mail or through independent retail outlets. THE GRANTEE UNDERSTANDS THAT THIS SECTION 3 IS NOT INTENDED TO AND DOES NOT PROHIBIT THE CONDUCT DESCRIBED BUT PROVIDES FOR THE CANCELLATION OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) AND A RETURN TO THE COMPANY OF THE COMMON SHARES OR THE GROSS TAXABLE PROCEEDS OF ANY DISPOSITION OF THE COMMON SHARES OR THE GROSS CASH PROCEEDS RECEIVED IN CONNECTION WITH THE SETTLEMENT OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) IF THE GRANTEE SHOULD CHOOSE TO VIOLATE THIS “NO INTERFERENCE WITH CUSTOMERS OR SUPPLIERS” PROVISION DURING THE RESTRICTED PERIOD.

    4.     No Solicitation of Employees.

    In order to forestall the disclosure or use of Confidential Information, as well as to deter the Grantee’s intentional interference with the contractual relations of the Company or any Affiliated Company, the Grantee’s intentional interference with prospective economic advantage of the Company or any Affiliated Company, and to promote fair competition, the Grantee agrees that the Grantee’s right to the Common Shares or cash upon settlement of the Performance Units (and any corresponding Dividend Equivalents) is contingent upon the Grantee refraining, during the Restricted Period, for himself or herself or any third party, directly or indirectly, from soliciting for employment any person employed by the Company, or by any Affiliated Company, during the period of the solicited person’s employment and for a period of one year after the termination of the solicited person’s employment with the Company or any Affiliated Company (collectively “Solicit”). If, during the Restricted Period, the Grantee breaches his or her obligation not to Solicit, the Grantee’s right to the Common Shares upon settlement of the Performance Units (and any corresponding Dividend Equivalents) shall not have been earned and the Performance Units (and any corresponding Dividend Equivalents), whether vested or not, shall be immediately forfeited and cancelled, and the Grantee shall immediately return to the Company the Common Shares or the pre-tax income derived from any disposition of the Common Shares or the pre-tax cash amount received in connection with the settlement of the Performance Units (and any corresponding Dividend Equivalents). THE GRANTEE UNDERSTANDS THAT THIS SECTION 4 IS NOT INTENDED TO AND DOES NOT PROHIBIT THE CONDUCT DESCRIBED BUT PROVIDES FOR THE CANCELLATION OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) AND A RETURN TO THE COMPANY OF THE COMMON SHARES OR THE GROSS TAXABLE PROCEEDS OF ANY DISPOSITION OF THE COMMON SHARES OR THE GROSS CASH PROCEEDS RECEIVED IN CONNECTION WITH THE SETTLEMENT OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) IF THE GRANTEE SHOULD CHOOSE TO VIOLATE THIS

“NO SOLICITATION OF EMPLOYEES” PROVISION DURING THE RESTRICTED PERIOD.

    5.     Right to Retain Common Shares Contingent on Continuing Non-Conflicting Employment.

    In order to forestall the disclosure or use of Confidential Information, as well as to deter the Grantee’s intentional interference with the contractual relations of the Company or any Affiliated Company, the Grantee’s intentional interference with prospective economic advantage of the Company or any Affiliated Company, and to promote fair competition, the Grantee agrees that the Grantee’s right to the Common Shares or cash upon settlement of the Performance Units (and any corresponding Dividend Equivalents) is contingent upon the Grantee refraining, during the Restricted Period, from rendering services, directly or indirectly, as director, officer, employee, agent, consultant, or otherwise, to any Conflicting Organization, except a Conflicting Organization whose business is diversified and that, as to that part of its business to which the Grantee renders services, is not a Conflicting Organization, provided that the Company shall receive separate written assurances satisfactory to the Company from the Grantee and the Conflicting Organization that the Grantee shall not render services during such period with respect to a Conflicting Product. If, during the Restricted Period, the Grantee shall render services to any Conflicting Organization other than as expressly permitted herein, the Grantee’s right to the Common Shares upon settlement of the Performance Units (and any corresponding Dividend Equivalents) shall not have been earned and the Performance Units (and any corresponding Dividend Equivalents), whether vested or not, shall be immediately forfeited and cancelled, and the Grantee shall immediately return to the Company the Common Shares or the pre-tax income derived from any disposition of the Common Shares or the pre-tax cash amount received in connection with the settlement of the Performance Units (and any corresponding Dividend Equivalents). THE GRANTEE UNDERSTANDS THAT THIS SECTION 5 IS NOT INTENDED TO AND DOES NOT PROHIBIT THE GRANTEE FROM RENDERING SERVICES TO A CONFLICTING ORGANIZATION BUT PROVIDES FOR THE CANCELLATION OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) AND A RETURN TO THE COMPANY OF THE COMMON SHARES OR THE GROSS TAXABLE PROCEEDS OF ANY DISPOSITION OF THE COMMON SHARES OR THE GROSS CASH PROCEEDS RECEIVED IN CONNECTION WITH THE SETTLEMENT OF THE PERFORMANCE UNITS (AND ANY CORRESPONDING DIVIDEND EQUIVALENTS) IF THE GRANTEE SHOULD CHOOSE TO RENDER SUCH SERVICES DURING THE RESTRICTED PERIOD.

    6.     Injunctive and Other Available Relief.

    To the extent not prohibited by law, any cancellation of the Performance Units (and any corresponding Dividend Equivalents) pursuant to any of Sections 2 through 5 above shall not restrict, abridge, or otherwise limit in any fashion the types and scope of injunctive and other available relief to the Company. Notwithstanding any provision of this Agreement to the contrary, nothing under this Agreement shall limit, abridge, modify, or otherwise restrict the Company (or any Affiliated Company) from pursuing any or all legal, equitable, or other appropriate remedies to which the Company may be entitled under any other agreement with the Grantee, any other plan, program, policy, or arrangement of the Company (or any Affiliated Company) under which the Grantee is covered or participates, or any applicable law, all to the fullest extent not prohibited under applicable law.

    7.     Permitted Reporting and Disclosure.

    Notwithstanding any language in this Agreement to the contrary, nothing in this Agreement prohibits the Grantee from reporting possible violations of federal law or regulation to any governmental agency or governmental entity, or making other disclosures that are protected under federal law or regulation; provided, that, in each case such communications and disclosures are consistent with applicable law. Notwithstanding the foregoing, under no circumstance is the Grantee authorized to disclose any information covered by the Company’s attorney-client privilege or attorney work product or the Company’s trade secrets without prior written consent of the Company’s General Counsel. Any reporting or disclosure permitted under this Section 7 shall not result in the cancellation of the Performance Units (and any corresponding Dividend Equivalents). The Grantee is entitled to certain immunities from liability under state and federal law for disclosing trade secrets if the disclosure was made to report or investigate an alleged violation of law, subject to certain conditions.

    8.     Severability.

    If any provisions of this Agreement is determined to be invalid or unenforceable for any reason, that provision shall be modified rather than voided, if possible, in order to achieve the intent of the parties to the extent possible. If any provision in this Agreement is held to be invalid or unenforceable for any non-material reason, and cannot be modified to make it enforceable, the remaining provisions shall be construed as if the invalid or unenforceable provision had not been included. In any event, all other provisions of this Agreement shall be deemed valid and enforceable to the fullest extent possible.

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